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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


iLinc Communications, Inc.
2999 North 44th Street, Suite 650
Phoenix, Arizona 85018


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement in Form S-3 of our report dated June 6, 2003, relating to the consolidated financial statements of iLinc Communications, Inc. (previously named EDT Learning, Inc.) appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2003.


We also consent to the reference to us under the caption "Experts" in the Prospectus.




/S/ BDO Seidman, LLP
Costa Mesa, California

March 2, 2004